UNAUDITED PRO FORMA FINANCIAL INFORMATION

McEwen Mining Inc. (the “Company” or “McEwen”)  entered into an Asset Purchase Agreement (the “APA”) with Primero Mining Corp. (“Primero”) on August 25, 2017,  whereby the Company, through its wholly-owned subsidiary, purchased and assumed the Purchased Assets and Assumed Liabilities as defined within the Asset Purchase Agreement related to the Black Fox Complex for total cash consideration of $27.5 million, which is the purchase price of $35.0 million less closing adjustments.  The transaction was completed on October 6, 2017. There are certain assets that although considered a part of the Black Fox Complex, were not acquired based on the terms of the APA. These were limited to the following items: (a) bank accounts that were retained by Primero, (b) bullion that was included as part of the inventory, also retained by Primero, and (c) bond deposits with the Ministry of Northern Development and Mines in relation to the Asset Retirement Obligation. As such, the items were disregarded within the pro forma financial statements.

The following unaudited pro forma consolidated financial statements (the "Pro Forma Financial Statements") are based on the Company’s historical consolidated financial statements as adjusted to give effect to the Company’s acquisition of the Black Fox Complex.  The unaudited pro forma consolidated balance sheet (“Pro Forma Balance Sheet”), dated September 30, 2017, gives effect to the transaction as if it had occurred on September 30, 2017. The unaudited pro forma consolidated statement of operations and comprehensive loss (“Pro Forma Statement of Operations”) for the nine months ended September 30, 2017 and the year ended December 31, 2016 give effect to the transaction as if it had occurred on January 1, 2016.

The assumptions and estimates underlying the unaudited adjustments to the Pro Forma Financial Statements are described in the accompanying notes, which should be read together with the Pro Forma Consolidated Financial Statements.

The Pro Forma Financial Statements should be read together with the Company’s historical financial statements, which are included in the Company’s latest annual report on Form 10-K filed on March 1, 2017 and quarterly report on Form 10-Q filed on November 2, 2017 and the Black Fox Complex historical information filed as Exhibits 99.1 and 99.2 to the Form 8-K/A.

The Pro Forma Financial Statements include financial information received from Primero and such financial information has been accepted and incorporated as presented, without independent verification of such financial information.

McEwen Mining Inc.
Pro forma Consolidated Balance Sheet
As at September 30, 2017
(Unaudited)
(in thousands of U.S. dollars)

	McEwen Mining US GAAP	Black Fox Complex IFRS	Assets not acquired (note 2)	US GAAP Adjustments	Note 3	Black Fox Complex US GAAP	Acquisition Adjustments	Note 3	Pro forma Consolidated
	a	b	c	d		e=b+c+d	f		g=a+e+f
ASSETS
Current assets:
Cash and cash equivalents	$68,962	$3,623	$(3,374)	$-		$249	$(27,500)	(b)	$41,711
Investments	9,225	-	-	-		-	-		9,225
Value added taxes receivable	7,913	-	-	-		-	-		7,913
Inventories	19,560	5,859	(1,092)	-		4,767	(304)	(b), (c)	24,023
Other current assets	2,790	1,091	-	-		1,091	(558)	(b)	3,323
Total current assets	108,450	10,573	(4,466)	-		6,107	(28,362)		86,195
Restricted Cash	-	4,924	(4,924)	-		-			-
Mineral property interests	282,721	52,242	-	(19,763)	(j)	28,505	(25,056)	(d)	286,170
	-	-	-	(3,974)	(a)	-	-		-
Investment in Minera Santa Cruz S.A.	154,590	-	-	-		-			154,590
Property and equipment	14,049	-	-	19,763	(j)	19,763	21,690	(d)	55,502
Other assets	11,227	-	-	-		-			11,227
TOTAL ASSETS	$571,037	$67,739	$(9,390)	$(3,974)		$54,375	$(31,728)		$593,684
LIABILITIES & SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$25,082	$8,140	-	$-		$8,140	$320	(b)	$33,542
Current portion of long-term debt	-	351	-	574	(m)	925	-		925
Current portion of asset retirement obligation	689	-	-	-		-	-		689
Total current liabilities	25,771	8,491	-	574		9,065	320		35,156
Long-term debt	-	172	-	-		172	-		172
Asset retirement obligation, less current portion	9,995	21,605	-	-		21,605	(10,169)	(i)	21,431
Deferred income tax liability	23,363	-	-	-		-	1,654	(l)	25,017
Other liabilities	657	-	-	-		-	-		657
Total liabilities	$59,786	$30,268	$-	$574		$30,842	$(8,195)		$82,433
Shareholders' Equity:
Common stock	$1,435,953	$-	$-	$-		$-	$-		$1,435,953
Warrants	3,822	-	-	-		-	-		3,822
Accumulated deficit	(931,772)	-	-	-		-	-		(931,772)
Accumulated other comprehensive loss	3,248	-	-	-		-	-		3,248
Equity in net assets	-	37,471	(9,390)	(4,548)		23,533	(23,533)	(b)	-
Total shareholders' equity	$511,251	$37,471	$(9,390)	$(4,548)		$23,533	$(23,533)		$511,251
TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	$571,037	$67,739	$(9,390)	$(3,974)		$54,375	$(31,728)		$593,684

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

McEwen Mining Inc.
Pro forma Consolidated Statements of Operations and Comprehensive Loss
For the nine months ended September 30, 2017
(Unaudited)
(in thousands of U.S. dollars)

	McEwen Mining	Black Fox Complex	Adjustments		Black Fox Complex	Acquisition		Pro forma
	US GAAP	IFRS	US GAAP	Note 3	US GAAP	Adjustments	Note 3	Consolidated
	a	b	c		d=b+c	e		f=a+d+e
REVENUE
Gold and silver sales	$43,373	$63,607	$-		$63,607	$-		$106,980
	43,373	63,607	-		63,607	-		106,980
COSTS AND EXPENSES:
Production costs applicable to sales	24,193	38,676	-		38,676	-		62,869
Mine development costs	3,217	-	-		-	-		3,217
Exploration	13,886	-	3,974	(a)	3,974	-		17,860
Property holding	3,590	-	195	(k)	195	-		3,785
General and administrative	13,105	252	(195)	(k)	57	(873)	(o)	12,289
Depreciation	1,125	8,487			8,487	(2,337)	(d)	7,275
Revision of estimates and accretion of asset reclamation obligations	541	-	177	(n)	177	606	(i)	1,324
(Income) loss from investment in Minera Santa Cruz S.A., net of amortization	535	-	-		-	-		535
Impairment of mineral property interests and property and equipment	-	43,701	-		43,701	(43,701)	(p)	-
Total costs and expenses	60,192	91,116	4,151		95,267	(46,305)		109,154
Operating (loss) income	$(16,819)	$(27,509)	$(4,151)		$(31,660)	46,305		$(2,174)
OTHER INCOME (EXPENSE)
Interest and other (expense) income	(478)	(259)	177	(n)	(82)	(265)	(h)	(774)
	-	-	-		-	51	(f)
Gain on sale of assets	11	289	-		289	(289)	(e)	11
Gain on sale of marketable equity securities	840	-	-		-	-		840
Other-than-temporary impairment on marketable equity securities	(356)	-	-		-	-		(356)
Unrealized gain on derivatives	136	-	-		-	-		136
Foreign currency gain (loss)	799	(1,466)	-		(1,466)	-		(667)
Total other (expense) income	952	(1,436)	177		(1,259)	(503)		(810)
(Loss) income before income tax	(15,867)	(28,945)	(3,974)		(32,919)	45,802		(2,984)
Income tax (expense) recovery	3,067	-	-		-	-		3,067
Net (loss) income	(12,800)	(28,945)	(3,974)		(32,919)	45,802		83
COMPREHENSIVE (LOSS) INCOME:
Reclassification of unrealized gain on marketable securities disposed of during the period, net of taxes	(840)	-	-		-	-		(840)
Other-than-temporary impairment on marketable equity securities	356	-	-		-	-		356
Unrealized (loss) gain on available-for-sale securities, net of taxes	2,066	-	-		-	-		2,066
Comprehensive (loss) income	$(11,218)	$(28,945)	$(3,974)		$(32,919)	$45,802		$1,665
Net (loss) income per share :
Basic	$(0.04)							0.01
Diluted	$(0.04)							0.01
Weighted average common shares outstanding (thousands):
—basic	307,445					-		307,445
—diluted	307,445					-		309,818

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

McEwen Mining Inc.
Pro forma Consolidated Statements of Operations and Comprehensive Income
For the year ended December 31, 2016
(Unaudited)
(in thousands of U.S. dollars)

	McEwen Mining	Black Fox Complex		Adjustments		Black Fox Complex		Acquisition		Pro forma
	US GAAP	IFRS		US GAAP	Note 4	US GAAP		Adjustments	Note 4	Consolidated
	a	b		c		d=b+c		e		f=a+d+e
REVENUE
Gold and silver sales	$60,388	$71,595	$			$71,595	$			$131,983
	60,388	71,595		-		71,595		-		131,983
COSTS AND EXPENSES:
Production costs applicable to sales	28,133	54,815				54,815				82,948
Mine development costs	3,866	-				-				3,866
Exploration	7,959	-		9,772	(a)	9,772				17,731
Property holding	3,536	-		113	(k)	113				3,649
General and administrative	12,734	1,109		(113)	(k)	996				13,730
Depreciation	1,169	16,131				16,131		(7,930)	(d)	9,370
Revision of estimates and accretion of asset reclamation obligations	595	-		321	(n)	321		667	(i)	1,583
(Income) loss from investment in Minera Santa Cruz S.A., net of amortization	(12,951)	-				-				(12,951)
Mining interest impairment charge		118,000				118,000		(118,000)	(p)	-
Total costs and expenses	45,041	190,055		10,093		200,148		(125,263)		119,926
Operating income (loss)	$15,347	$(118,460)		$(10,093)		$(128,553)		125,263		$12,057
OTHER INCOME (EXPENSE)
Interest and other (expense) income	835	(534)		321	(n)	(213)		(148)	(h)	474
Gain on sale of assets	24	135				135		(135)	(g)	24
Gain on sale of marketable equity securities	22	-				-				22
Other-than-temporary impairment on marketable equity securities	(882)	-				-				(882)
Unrealized gain on derivatives	1,379	-				-				1,379
Foreign currency gain (loss)	581	(503)				(503)				78
Total other income (expense)	1,959	(902)		321		(581)		(283)		1,095
Income (loss) before income tax	17,306	(119,362)		(9,772)		(129,134)		124,980		13,152
Income tax recovery (expense)	3,749	1,200		-		1,200				4,949
Net income (loss)	21,055	(118,162)		(9,772)		(127,934)		124,980		18,101
COMPREHENSIVE (LOSS) INCOME:
Other-than-temporary impairment on marketable equity securities	882	-				-				882
Unrealized (loss) gain on available-for-sale securities, net of taxes	1,609	-				-				1,609
Comprehensive (loss) income	$23,546	$(118,162)		$(9,772)		$(127,934)		$124,980		$20,592
Net (loss) income per share:
Basic	$0.07									$0.06
Diluted	$0.07									$0.06
Weighted average common shares outstanding (thousands):
—basic	298,772							-		298,772
—diluted	300,474							-		300,474

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

MCEWEN MINING INC.
NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
As at and for the nine months ended September 30, 2017  and for the year ended December 31, 2016
(tabular amounts are in thousands of U.S. dollars, unless otherwise stated)

1. BASIS OF PRESENTATION

The accompanying Pro Forma Financial Statements give effect to the acquisition by McEwen Mining Inc. (the “Company” or “McEwen”) of the Black Fox Complex as described in the Form 8-K dated October 6, 2017. The accompanying unaudited pro forma consolidated financial statements have been prepared by management of the Company and are derived from the unaudited interim and audited consolidated financial statements of the Company as at and for the nine months ended September 30, 2017 and for the year ended December 31, 2016, respectively, and the unaudited and audited carve-out financial statements of the Black Fox Complex as at and for the nine months ended September 30, 2017 and for the year ended December 31, 2016, respectively.

The historical consolidated financial statements have been adjusted in the pro forma consolidated financial statements to give effect to pro forma events that are (1) directly attributable to the business combination, (2) factually supportable and (3) with respect to the pro forma combined statements of operations, expected to have a continuing impact on the combined results following the business combination.

The accounting policies used in the preparation of these pro forma consolidated financial statements are those set out in the Company’s audited consolidated financial statements for the year ended December 31, 2016. The Black Fox Complex prepares its financial statements under IFRS, as outlined in the latest audited carve-out financial statements. As a result, in the preparation of the pro forma consolidated financial statements, several adjustments were made to the Black Fox Complex carve-out financial statements to conform to United States Generally Accepted Accounting Principles (U.S. GAAP). Further accounting policy differences may be identified after consummation and integration of the proposed acquisition.

The purchase of the Black Fox Complex was treated as a business combination and was accounted for under the acquisition method of accounting in accordance with ASC Topic 805, Business Combinations. As the acquiror for accounting purposes, the Company has estimated the fair value of the assets acquired and liabilities assumed and conformed the accounting policies of the Black Fox Complex to its own accounting policies.

The pro forma consolidated financial statements do not necessarily reflect what the consolidated companies’ financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined companies. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The consolidated pro forma financial information does not reflect the realization of any expected cost savings or other synergies from the acquisition of the Black Fox Complex as a result of restructuring activities and other planned cost savings initiatives following the completion of the business combination.

MCEWEN MINING INC.
NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
As at and for the nine months ended September 30, 2017  and for the year ended December 31, 2016
(tabular amounts are in thousands of U.S. dollars, unless otherwise stated)

2.  PRELIMINARY PURCHASE PRICE ALLOCATION

The Company has performed a preliminary valuation analysis of the fair market value of the purchased assets and acquired liabilities. The following table summarizes the allocation of the preliminary purchase price as of the closing date of October 6, 2017:

Pro forma
presentation
Cash	$249
Inventories	4,463
Other assets	533
Property, plant and equipment	41,453
Mineral interests	3,449

Trade and other payables	(8,460)
Capital leases - Current	(925)
Capital leases - Long-term	(172)
Reclamation liability	(11,436)
Deferred tax liability	(1,654)
Total net assets acquired	$27,500

Total consideration transferred	$27,500

There are certain assets that although considered a part of the Black Fox Complex, were not acquired based on the terms of the APA. These were limited to the following items: (a) bank accounts that were retained by Primero, (b) bullion that was included as part of the inventory, also retained by Primero, and (c) bond deposits with the Ministry of Northern Development and Mines in relation to the Asset Retirement Obligation. As such, the items were disregarded within the pro forma financial statements.

For purposes of these unaudited pro forma consolidated financial statements, the excess of consideration paid by the Company over the fair values of the net assets identified (excluding Property, plant and equipment and mineral interests) has been preliminarily allocated to the Property, plant and equipment and mineral interests on a pro rata basis without consideration of mine development or exploration capitalized within mineral interests.  Based on preliminary estimates, management believes that a significant portion of the fair value of the net assets acquired is in the Property, plant and equipment with a minimal amount allocated to the mineral interests. The consideration transferred corresponds with the preliminary estimated fair value of the Property, plant and equipment and mineral interests. Consequently, no goodwill has been recorded in these Pro Forma Financial Statements. The estimate of the fair values of Property, plant and equipment and mineral interests is preliminary, however, and subject to change.

This preliminary purchase price allocation has been used to prepare pro forma adjustments in the pro forma consolidated balance sheet and consolidated statement of operations and comprehensive income. The final purchase price allocation will be determined when the Company has completed the detailed valuations and necessary calculations. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments. The final allocation may include additional adjustments to assets and liabilities.

3.  PRO FORMA ADJUSTMENTS

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma consolidated financial information:

MCEWEN MINING INC.
NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
As at and for the nine months ended September 30, 2017  and for the year ended December 31, 2016
(tabular amounts are in thousands of U.S. dollars, unless otherwise stated)

(a)

The definition of proven and probable reserves is set forth in SEC Industry Guide 7. Proven reserves are reserves for which (a) quantity is computed from dimensions revealed in outcrops, trenches, workings or drill holes, grade and/or quality are computed from the results of detailed sampling and (b) the sites for inspection, sampling and measurement are spaced so closely and the geological character is so well defined that size, shape, depth and mineral content of the reserves are well established. Probable reserves are reserves for which quantity and grade and/or quality are computed from information similar to that used for proven reserves, but the sites for inspection, sampling, and measurement are farther apart or are otherwise less adequately spaced. The degree of assurance, although lower than that for proven reserves, is high enough to assume continuity between points of observations. As of December 15, 2017 except for the Company’s 49% interest in the San José mine, Gold Bar mine and the Black Fox mine, none of the Company’s properties contain resources that satisfy the definition of proven and probable reserves.

Under U.S. GAAP, exploration costs incurred until the completion of a final feasibility study on the property are charged to expenses. The Black Fox Complex has incurred exploration expenditures pertaining to the Froome, Grey Fox properties and surrounding areas of the Black Fox mine. To date, these properties do not contain proven and probable reserves as defined by SEC Industry Guide 7 and, as a result, the exploration and evaluation expenditures are expensed under U.S. GAAP. The costs expensed were $9,772 for the year ended December 31, 2016 and $3,974 for the nine month period ended September 30, 2017.

When proven and probable reserves as defined by SEC Industry Guide 7 exist, development costs are capitalized. Mine development costs incurred either to develop new ore deposits, expand the capacity of operating mines, or to develop mine areas substantially in advance of current production would be capitalized. The only property with development costs within the Black Fox Complex was the Black Fox mine for the twelve months ended December 31, 2016 and the nine months ended September 30, 2017. Therefore, no amounts have been expensed for mine development costs.

(b)	Reflects the working capital fair value and other adjustments based on the purchase price allocation as of the acquisition date as shown in Note 3.

(c)

Represents the adjustment to fair value for gold in circuit. The fair value is preliminary and subject to change. The fair value was determined based on the spot gold price as of the acquisition date. The Company has assumed that any additional refining costs are immaterial. The adjustment will decrease production costs applicable to sales in the quarter subsequent to acquisition as the inventory is converted to sales. The decrease in production costs applicable to sales is not reflected in the pro forma consolidated statements of operations and comprehensive income because it does not have continuing impact.

(d)

Reflects the adjustment of $21.7 million to increase the basis in the acquired property, plant and equipment to estimated fair value of $41.4 million and the adjustment of $25.1 million to decrease the basis in mineral property interest to estimated fair value of $3.4 million. The estimated useful lives range from 3 to 5 years to life of mine, where management has assumed a life of mine of 5 years based on the preliminary life of mine at the Black Fox Complex.  The useful lives of property, plant and equipment are based on the historical useful lives as disclosed within the Black Fox Complex carve-out statements, which are as follows:

Plant and buildings                5 years to life of mine

Equipment and vehicles        4 years to life of mine

Computer equipment             3 to 5 years

The life of mine is based on preliminary assessments conducted by McEwen, as the actual life of mine is subject to economics that cannot be confirmed as of the date of this filing.  As such, the fair value and useful life calculations are preliminary and subject to change after the Company finalizes its review of the specific types, nature, age, condition and location of the purchased assets. Management recalculated

MCEWEN MINING INC.
NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
As at and for the nine months ended September 30, 2017  and for the year ended December 31, 2016
(tabular amounts are in thousands of U.S. dollars, unless otherwise stated)

the depreciation expense in accordance with the preliminary useful lives and life of mine, the large decrease in estimated depreciation can be largely attributed to the lower carrying value of the assets. The following table summarizes the changes in the estimated depreciation expense:

	Year ended	Nine months ended
	December 31, 2016	September 30, 2017
Estimated depreciation expense	$8,201	$6,150
Historical depreciation expense	16,131	8,487
Pro forma adjustments to depreciation expense	$(7,930)	$(2,337)

(e)

 Reflects the adjustment to the statements of operations to remove income of $0.2 million related to sale of assets as this is a non-recurring item not expected to have a continuing impact on the Company post acquisition.

(f)

Reflects the adjustment to remove $0.1 million in expenses related to severance charges incurred in relation to the acquisition as this is not expected to have a continuing impact on the Company post acquisition.

(g)

Reflects the adjustment to the statements of operations to remove income of $0.1 million related to sale of assets as this is a non-recurring item not expected to have a continuing impact on the Company post acquisition.

(h)

Represents the net of the (i) increase to interest income resulting from the acquisition of the Black Fox Complex as the combined entity does not have outstanding debt, (ii) decrease to interest income as a result of an increase to financing charge related to surety bonds associated with the environmental liabilities for the Black Fox Complex and (iii) incremental increase in lease interest expense to reflect the difference in effective interest rates used under U.S. GAAP. The following table provides a summary of the adjustment:

	Year ended	Nine-months ended
	December 31, 2016	September 30, 2017
Reversal of interest expense	$213	$31
Surety bond charges	(320)	(240)
Lease interest charges	(41)	(56)
Pro-forma adjustment to interest expense	$(148)	$(265)

(i)

Represents the increase in accretion expense due to management updating (i) the discount rate to a credit-adjusted risk-free rate as required by ASC410, (ii) the closure cost estimate to the updated 2017 closure costs related to the Black Fox Complex and (iii) the life of mine as disclosed in note (d) above.

	Year ended	Nine-months ended
	December 31, 2016	September 30, 2017
Estimated accretion	$988	$783
Historical accretion	321	177
Pro-forma adjustment to accretion expense	$667	$606

(j)	Reflects the U.S. GAAP adjustment to separately disclose property, plant and equipment as a separate item on the balance sheet.

MCEWEN MINING INC.
NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
As at and for the nine months ended September 30, 2017  and for the year ended December 31, 2016
(tabular amounts are in thousands of U.S. dollars, unless otherwise stated)

(k)	Reflects the U.S. GAAP adjustment to separately disclose property holding costs as a separate item on the consolidated statement of operations and comprehensive income.

(l)

Reflects the deferred tax liability associated with the Ontario Mining Tax. The Company is in a net deferred tax asset position with respect to income tax. No deferred tax asset has been recognized at this time. Therefore, the Company has not incorporated the current tax expense impact of the adjustments within the Pro Forma Financial Statements. The income tax attributes cannot be used to offset the Ontario Mining Tax deferred tax liability.

(m)	Reflects the adjustment to classify an obligation assumed through the acquisition that qualifies for treatment as a lease under U.S. GAAP.

(n)	Reflects adjustment to reclassify accretion from interest expense under IFRS to accretion expense under U.S. GAAP.

(o)	Reflects the adjustment to eliminate the Company’s transaction costs incurred to complete the acquisition of the Black Fox Complex that have been recorded in General and administrative costs.

(p)

Reflects the adjustment to eliminate historical impairment charges resulting from events unrelated to the business combination and not expected to have a continuing impact on the Company post-acquisition.